AMENDED
                                        CREDIT AGREEMENT


        This Amended Credit Agreement is made and entered into as of the 3rd day of April, 1995 by and between American Premier Underwriters, Inc., a Pennsylvania corporation ("APU"), and American Financial Group, Inc., an Ohio corporation ("AFG").

       WHEREAS, APU and AFG wish to enter into this Credit Agreement pursuant to which each may borrow from the other up to Two Hundred Million Dollars ($200,000,000);

        WHEREAS, as used in this Credit Agreement the terms "lender" and "borrower" refer to APU and AFG as is appropriate under the circumstances;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

        Section 1. Revolving Loans. From and after the date hereof to and including December 31, 2010, the lender will make available to the borrower loans as requested by borrower pursuant to the provisions hereof. Each such loan shall be referred to herein as a "Loan". The borrower may borrow, repay and reborrow Loans hereunder from time to time so long as the aggregate amount of Loans outstanding hereunder at any one time owed by one party to the other does not exceed $200,000,000. The lender shall, and is hereby irrevocably authorized by the borrower to, endorse on the schedule to the attached
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Promissory  Note ("Note") or a continuation of such schedule, an  appropriate notation evidencing advances and repayments of Loans pursuant to this Credit Agreement.

        On December 31, 2010, the outstanding principal balance on the revolving credit will be due and payable, along with any accrued interest under the Note.

        The borrower may pay any and all amounts outstanding hereunder at any time without penalty.

       Section 2. The Note. The absolute and unconditional obligation of the borrower to repay to the lender the principal of Loans pursuant to this Credit Agreement shall be evidenced by a Note in the form attached; the Note shall provide that the amount of any Loans pursuant to this Credit Agreement shall be due upon demand.

        Section 3. Procedure for Obtaining Loans. Whenever the borrower desires to receive a Loan, the borrower will furnish to the lender a written or telephonic request therefor which shall (1) be received by the lender not less than two Business Days prior to the date of such Loan, (2) state the amount of such Loan, (3) state the bank account of the borrower to which payment of the proceeds of such Loan is to be made. Any telephonic application made by the borrower pursuant to the provisions of this Section 3 shall be promptly confirmed in writing. The parties to this Credit Agreement may agree to waive any notice required by this Section 3.

        Section 4. Conditions to each Loan. The obligation of the lender to make each Loan hereunder shall be subject to the satisfaction, prior thereto or concurrently therewith, of each of the following conditions precedent:

        (a) Request. The lender shall have received the request therefor as provided in Section 3 hereof; and

       (b) No Defaults. There does not exist any Event of Default or any condition which would or would with the passage of time or lapse of any cure period constitute an Event of Default, nor shall there exist any "Event of Default" or any condition which would or would with the passage of time or lapse of any cure period constitute an "Event of Default" under any debt instrument of borrower pursuant to which $10,000,000 or more is outstanding at the time of default.

       Section 5.        Principal/Interest Payable on Note.

        (a) The principal of each Loan shall be repaid upon the demand of the lender according to the schedule set forth in the Note. Notwithstanding, in the case of an Event of Default hereunder, the entire principal of the Note may become or be declared due and payable as provided herein.

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        (b)     Interest shall be paid on the outstanding principal amount of the Note quarterly on each Interest Payment Date (as defined below) until the principal sum or the unpaid portion thereof shall have been fully paid as hereinafter provided. The applicable interest rate shall be 1% per annum over LIBOR.

        LIBOR means for each Quarterly Period during which any Loans are outstanding subsequent to the first Quarterly Period, the rate determined by the lender on the basis of the offered rates for deposits in U.S. dollars for a period of three months, as set forth in the Wall Street Journal (or other published sources agreed to from time to time by APU and AFG).

        "Quarterly Period" means the period from and including an Interest Payment Date (as defined below) through the day next preceding the following Interest Payment Date, except that the first Quarterly Period shall commence on and include April 3, 1995.

        "Interest Rate Determination Date" means, with respect to any Quarterly Period, the second Business Day on which banks in New York are open prior to the first day of such Quarterly Period.

        "Business Day" means any day which is not a Saturday, Sunday or a day on which national banking institutions in Cincinnati, Ohio or New York, New York are not required or permitted to be open.

       The borrower will pay interest quarterly on April 1, July 1, October 1 and January 1 of each year or if such date is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on amounts outstanding under the Credit Agreement will accrue from the most recent date to which interest has been paid; provided that the first Interest Payment Date shall be October 2, 1995. Interest will be computed on the basis of a 365 or 366-day year, as appropriate, and actual number of days elapsed.

        (c) Each overdue amount payable by the borrower under this Credit Agreement shall (to the extent permitted by applicable law) bear interest, from the date on which such amount shall have first become due and payable by the borrower to the date on which such amount shall be paid (whether before or after judgment), at the lesser of the prime rate announced from time to time by The Provident Bank in Cincinnati, Ohio plus 4% or the maximum interest rate permitted by law. The unpaid interest accrued on any overdue amount in accordance with this subsection (c) shall become and be absolutely due and payable by the borrower on demand by the lender at any time.
Interest on each overdue amount will continue to accrue and will (to the extent permitted by applicable law) be compounded daily until the obligations of the borrower in respect of the payment of such overdue amount are discharged (whether before or after judgment).

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        Section  6.        Events of Default.  The occurrence of any  one  or
more of the following events shall constitute an "Event of Default" hereunder.

                (a) Note. The non-payment of any principal amount of the Note when due, whether by acceleration or otherwise, or the nonpayment of any interest upon the Note within 5 days of when the same is due and payable;

                 (b) Other Indebtedness. The non-payment of any principal amount of any indebtedness outstanding of more than $10,000,000 when due, whether by acceleration or otherwise, or the nonpayment of any interest upon any such indebtedness within 5 days of when the same is due and payable;

                (c) Judgments. Unless in the opinion of the lender the borrower is adequately insured or bonded, the entry of a final judgment for the payment of money involving more than $5,000,000 against the borrower and the failure by the borrower to discharge the same, or cause it to be discharged, within 10 days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment; the entry of one or more final monetary or non-monetary judgment(s) or order(s) against the borrower which, singly or in the aggregate, does or could reasonably be expected to
(1) cause a material adverse change in the condition (financial or otherwise), operations or properties of the borrower, (2) have a material adverse effect on the ability of the borrower to perform its obligations under this Credit Agreement, or (3) have a material adverse effect on the rights and remedies of the lender under this Credit Agreement or the Note; and

                (d) Bankruptcy, etc. The borrower dissolves or becomes the subject of any dissolution, a winding up or liquidation, or the borrower:
(1) makes a general assignment for the benefit of creditors; (2) files or has filed against it a petition in bankruptcy, for a reorganization or an arrangement, or for a receiver, trustee or similar creditors' representative for the property or assets of the borrower or any material part thereof, or any other proceeding under any federal or state insolvency law, and the same has not been dismissed or discharged within 60 days thereof.

        Section 7. Termination of Commitments and Acceleration of Loans. If any one or more of the Events of Default shall occur:

        (a) The lender's obligations to make any Loan hereunder shall be suspended until such Event of Default is cured.

        (b) Notwithstanding any other provision of this Section, the lender may proceed to protect and enforce all or any of its rights, remedies, power and privileges under this Credit Agreement or the Note by action at law, suit in equity or other appropriate proceedings, whether for specific performance of any covenant contained in this Credit Agreement or the Note.

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        If an Event of Default occurs and is continuing, the principal of and accrued interest on any Loan shall be due and payable. Upon payment of such principal amount and interest, any interest payable on overdue payments of principal or interest hereunder, and all other obligations under the Credit Agreement, all of the borrower's obligations under the Credit Agreement shall terminate.

        Section 8. Binding Effect. This Credit Agreement shall be binding upon and inure to the benefit of the borrower and the lender and their respective successors and assigns. The borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the lender.

        APU and AFG shall have the right to assign all or any part of its obligations to make the loan to any affiliate or subsidiary; provided, however, such Assignment shall not relieve either party of its obligations hereunder.

        Section 9. Governing Law. The Loan Documents shall be deemed to be contracts made under the laws of, executed and delivered in the State of Ohio, and for all purposes shall be construed in accordance with the laws of said State.

        IN WITNESS WHEREOF, the parties hereto have executed this Amended Credit Agreement as of December 26, 1995.

                                  AMERICAN  PREMIER UNDERWRITERS, INC.


                                  By: Neil M. Hahl
                                      --------------------------------
                                      Senior Vice President


                                 AMERICAN FINANCIAL GROUP, INC.


                                 By:  Fred J. Runk
                                    ----------------------------------
                                     Senior Vice President & Treasurer

                                        PROMISSORY NOTE



                                                      As of April 3, 1995


1. FOR VALUE RECEIVED, the undersigned, AMERICAN FINANCIAL GROUP, INC., an Ohio corporation ("AFG"), hereby promises to pay American Premier Underwriters, Inc. ("APU"), the aggregate unpaid principal amount of the loans made by APU to AFG pursuant to the Credit Agreement referred to below. AFG promises to pay daily interest from the date hereof, computed as provided in such Credit Agreement, on the aggregate principal amount of such loans from time to time unpaid at the rate of 1% per annum over LIBOR (as defined in the Credit Agreement) and to pay interest on overdue principal and, to the extent not prohibited by applicable law, on overdue installments of interest and principal and fees at the rate specified in such Credit Agreement, all such interest being payable at the time specified in such Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

2. Payments hereunder shall be made to APU at One East Fourth Street, Cincinnati, Ohio 45202.

3. All Loans made by APU pursuant to the Credit Agreement referred to below and all repayments of the principal thereof shall be recorded by APU and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such loan then outstanding shall be endorsed by APU on the schedule attached hereto or on a continuation of such schedule attached to and made part hereof; provided, however, that the failure of APU to make any such recordation or endorsement shall not affect the obligations of AFG under this Promissory Note ("Note") or the Credit Agreement.

4. This Note evidences borrowings under and is entitled to the benefits of and is subject to the provisions of the Credit Agreement dated as of April 3, 1995, as from time to time in effect (the "Credit Agreement"), among the maker and the payee hereof. The principal of this Note is prepayable in any amount and may be prepaid in whole or from time to time in part. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

5. In case an Event of Default shall occur, the entire principal of this Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement subject to the provisions of paragraph 6 hereof.

6. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE STATE OF OHIO.


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7.      AFG hereby waives presentment, demand, notice, protest and all  other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment, or forbearance or other indulgence without notice.


                                   AMERICAN FINANCIAL GROUP, INC.


                                   By: Fred J. Runk
                                       ------------------------------
                                        Senior Vice President and
                                        Treasurer

                               PROMISSORY NOTE


                                                          As of April 3, 1995


1. FOR VALUE RECEIVED, the undersigned, AMERICAN PREMIER UNDERWRITERS, INC., a Pennslyvania corporation ("APU"), hereby promises to pay American Financial Group, Inc. ("AFG"), the aggregate unpaid principal amount of the loans made by AFG to APU pursuant to the Credit Agreement referred to below. APU promises to pay daily interest from the date hereof, computed as provided in such Credit Agreement, on the aggregate principal amount of such loans from time to time unpaid at the rate of 1% per annum over LIBOR (as defined in the Credit Agreement) and to pay interest on overdue principal and, to the extent not prohibited by applicable law, on overdue installments of interest and principal and fees at the rate specified in such Credit Agreement, all such interest being payable at the time specified in such Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

2. Payments hereunder shall be made to AFG at One East Fourth Street, Cincinnati, Ohio 45202.

3. All Loans made by AFG pursuant to the Credit Agreement referred to below and all repayments of the principal thereof shall be recorded by AFG and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such loan then outstanding shall be endorsed by AFG on the schedule attached hereto or on a continuation of such schedule attached to and made part hereof; provided, however, that the failure of AFG to make any such recordation or endorsement shall not affect the obligations of APU under this Promissory Note ("Note") or the Credit Agreement.

4. This Note evidences borrowings under and is entitled to the benefits of and is subject to the provisions of the Credit Agreement dated as of April 3, 1995, as from time to time in effect (the "Credit Agreement"), among the maker and the payee hereof. The principal of this Note is prepayable in any amount and may be prepaid in whole or from time to time in part. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

5. In case an Event of Default shall occur, the entire principal of this Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement subject to the provisions of paragraph 6 hereof.

6. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE STATE OF OHIO.

7. APU hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment, or forbearance or other indulgence without notice.


                                       AMERICAN PREMIER UNDERWRITERS, INC.


                                       By:  Neil M. Hahl
                                             -------------------------------
                                             Senior Vice President